UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2021

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2021, Fathom Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company, Joshua Harley (“Harley”), Marco Fregenal (“Fregenal” and collectively with Harley, the “Selling Shareholders”) and Roth Capital Partners, LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to such Underwriting Agreement (i) the Company agreed to sell 1,400,000 shares (the “Primary Shares”) of the Company’s common stock, no par value (“Common Stock”), to the Underwriters and (ii) the Selling Shareholders agreed to sell 350,000 shares (the “Secondary Shares”) of Common Stock to the Underwriters, at a public offering price of $25.00 per share less underwriting discounts and commissions. Additionally, the Company has granted the Underwriters a 45-day option to purchase up to an additional 262,500 Primary Shares at the same public offering price and underwriting discount (the “Over-allotment Option”).

In connection with the execution of the Underwriting Agreement, each member of the Company’s Board of Directors (the “Board”) and certain Company officers entered into 90-day “lock-up” agreements in substantially the form included in the Underwriting Agreement as Exhibit A.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Selling Shareholders and also provides for customary indemnification by each of the Company, Selling Shareholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering is anticipated to close on or about November 22, 2021. The Company expects to receive approximately $32.4 million in net proceeds from the offering (excluding the Over-allotment Option), after deducting underwriting discounts and commission and estimated offering expenses.

The sale of the Common Stock was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-259478), including a prospectus supplement dated November 17, 2021 to the prospectus contained therein dated September 17, 2021, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 17, 2021 and November 18, 2021, the Company issued press releases announcing the offering and pricing of the offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and between the Company, the Selling Shareholders named therein and Roth Capital Partners, LLC.

5.1	Opinion of Wyrick Robbins Yates & Ponton, LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton, LLP (included in the opinion field as Exhibit 5.1).

99.1	Press Release, dated November 17, 2021.

99.2	Press Release, dated November 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: November 19, 2021	/s/ Marco Fregenal
Marco Fregenal
Chief Financial Officer